NEWS RELEASE

Cathay Merchant Group, Inc. Amends Bylaw

to Reduce Quorum Requirement

Hong Kong, China – May 24, 2007, Cathay Merchant Group, Inc. (AMEX: CMQ) (the “Company”) – On May 22, 2007, the Board of Directors of the Company amended its bylaws to reduce the Company’s quorum requirement, which requirement is necessary to constitute a valid and duly called meeting of its shareholders. Following the amendment, the Company’s quorum requirement was reduced from shareholders holding at least 50% of the issued and outstanding shares to shareholders holding at least 33.3% of the issued and outstanding shares. The Board of Directors approved the reduction because it had found it exceedingly difficult to satisfy its former quorum requirement. As the 2007 annual general meeting was adjourned because the Company did not obtain the requisite quorum, the Company hopes that the reduction will enable the Company to hold future shareholder meetings without delay.

Contact Information:

Rene Randall

604.683.5767

UNIT 803, DINA HOUSE, RUTTONJEE CENTRE, 11 DUDDELL STREET, CENTRAL HONG KONG, CHINA

TELEPHONE: (852) 2537-3613 FACSIMILE: (852) 2537-3689